Exhibit 99.1

Cardinal Energy Group, Inc. (CEGX) Announces John Jordan

‘Mr. Jordan rejoins CEGX as its Chief Financial Officer’

Dublin OH, May 27, 2015 — Cardinal Energy Group, Inc. (OTCQB: CEGX) is pleased to announce that John Jordan has rejoined CEGX management as Chief Financial Officer. Gary Peterson will move to the Controller position.

Mr. Jordan has over 40 years’ experience as an accounting and financial services professional with an extensive background in the oil and gas and geothermal energy industries in the United States and overseas. He has held a wide variety of leadership positions in private industry, community, volunteer and service organizations. Mr. Jordan spent over 36 years with Unocal Corporation and its successor Chevron Corporation in various assignments within the Comptroller’s Department. He served as Manager, Transition Accounting, where he managed the accounting function at former Unocal corporate headquarters from date of acquisition through final integration with Chevron’s accounting and internal control systems. Mr. Jordan also served as Manager, Corporate Reporting, where he oversaw the preparation of SEC filing and registration statements, and reviewed and issued annual and quarterly reports and press releases. He holds a Bachelor of Science in Accounting and Business Management and a Masters of Business Administration, both from Pepperdine University.

Timothy Crawford, CEO of Cardinal Energy stated, “We welcome Mr. Jordan back. His extensive oil and gas experience adds to the strength of our accounting team. John did a superb job for us as our CFO, before he went into retirement to pursue his community service work with Disabled Veterans. We convinced him to come back to help us with our corporate filings and oversight of all CEGX’s financial matters as we continue our growth in Texas.”

Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Cardinal Energy Group, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our beliefs concerning our ability to increase the rate of oil and gas production, and the expected demand, pricing and operating results for our oil and gas operations.

CONTACT

JP Fortune Group

949-218-4020

About Cardinal Energy Group, Inc.

Cardinal Energy Group, Inc. is a U.S. producer of oil and natural gas within the United States. The Company is headquartered in Dublin, Ohio and has its regional operations office located in Albany, Texas. We are an environmentally responsible oil and gas Company. Cardinal focuses on known formations that have significant proven reserves remaining that can be produced economically. Cardinal targets fields with wells that may need remediation due to neglect or undercapitalization. We select prospects that offer a strong up-side for production. The upside we seek in a prospect is threefold – it must have the potential to be restarted or have its current production increased using newer technology and remediation methods and; it must also have additional lease acreage which can be further developed by completing development wells adjacent to existing producing wells, or it must be an overlooked or distressed prospect in the explosive shale formations like the Permian Basin or Eagleford shale. Cardinal exploits these undervalued assets by acquiring a majority working interest in the prospect and then applies the Company’s calculated development plan. Cardinal also seeks acquisitions of over-leveraged companies when there is a clear upside from their purchase based on strong commodity prices. The Company operates throughout the Continental United States. More information on Cardinal Energy Group, Inc. is available at www.cegx.us.

An American Company

Producing American Oil and Gas

Investor Contact

info@cardinalenergygroup.com

OFFICE: 614.459.4959

FAX: 614.389.6643